                                                                     Exhibit 4.2

                        NOTATION OF SUBSIDIARY GUARANTEE

            For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of September 27, 1999 (the "Indenture"), among ICON Health & Fitness, Inc., the Subsidiary Guarantors party thereto and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Securities (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and
(b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 14 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. The obligations of the Subsidiary Guarantors will be released only in accordance with the provisions of Article 14 of the Indenture. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Security in accordance with the provisions of the Indenture.

Closing Doc Sub Guarantees (Exh. 4.2)

                                    JUMPKING, INC.


                                    By:________________________________
                                       Name:
                                       Title:


                                    ICON INTERNATIONAL HOLDINGS, INC.


                                    By:________________________________
                                       Name:
                                       Title:


                                    UNIVERSAL TECHNICAL SERVICES, INC.


                                    By:________________________________
                                       Name:
                                       Title:


                                    510152 N.B. LTD.


                                    By:________________________________
                                       Name:
                                       Title:


Closing Doc Sub Guarantees (Exh. 4.2)


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